As filed with the Securities and Exchange Commission on June 17, 2003
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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                    OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. )

Filed by the Registrant  [ ]
Filed by a Party other than the Registrant  |X|
         Check the appropriate box:
         [ ]      Preliminary Proxy Statement
         [ ]      Confidential, For Use of the Commission Only (as permitted by
                  Rule 14a-6(e)(2))
         [ ]      Definitive Proxy Statement
         |X|      Definitive Additional Materials
         [ ]      Soliciting Material Pursuant to Rule 14a-12

                             HERCULES INCORPORATED
               (Name of Registrant as Specified in Its Charter)

              HERCULES SHAREHOLDERS' COMMITTEE FOR NEW MANAGEMENT
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X|    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
       (1)   Title of each class of securities to which transaction applies:
       (2)   Aggregate number of securities to which transaction applies:
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
       (4)   Proposed maximum aggregate value of transaction:
       (5)   Total fee paid:
[ ]    Fee paid previously with preliminary materials.
[ ]    Check box if any part of the fee is offset as provided by Exchange
       Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
       (1) Amount Previously Paid:
       (2) Form, Schedule or Registration Statement No.:
       (3) Filing Party:
       (4) Date Filed:

            THE HERCULES SHAREHOLDERS' COMMITTEE FOR NEW MANAGEMENT
                      17 State Street, New York, NY 10004




                                                                 June 16, 2003

William H. Joyce, Ph.D.
Chairman & CEO
Hercules Incorporated
1313 North Market Street
Wilmington, DE  19894-0001

Dear Bill:

         Now that Mario Gabelli has asked that we debate before institutional shareholders in New York, and I have accepted as I assume you will, there is another critical constituency which we should address as well - our employees and retirees. They have already raised a number of very legitimate questions with regard to the proxy contest, and I think we owe them the courtesy of a fully informative meeting which would provide them the opportunity to hear from both sides.

         I would propose that we hold such discussion in Wilmington at everyone's earliest convenience and open it up to all Company employees and retirees.

         Please let me know.

         All the best.

                                                          Sincerely,

                                                         /s/ Samuel J. Heyman





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